UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SYNETICS SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Oregon	93-1294868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

18870 NE Riverside Parkway, Portland, Oregon	97230
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☐

If this Form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☒

Securities Act registration statement file number to which this form relates: 333-115065

Securities to be registered pursuant to Section 12(b) of the Act: None

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the common stock of the Registrant set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-115065) as originally filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2004, and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2. Exhibits

     The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description
1.	Registrant’s 2004 Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement
2.	Registrant’s 2004 Amended and Restated Bylaws, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement
3.	Specimen Common Stock Certificate, incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement
4.	Shareholder Agreement dated as of June 12, 2000 by and among the Registrant, Yaskawa Electric Corporation and HUNTAIR Inc., incorporated by reference to Exhibit 4.2 of the S-1 Registration Statement

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SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

     Dated: July 13, 2004

Synetics Solutions Inc.
By:	/s/ James W. Cruckshank
James W. Cruckshank
Chief Financial Officer

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